Exhibit 99.1
ISILON SYSTEMS ANNOUNCES 2008 SECOND QUARTER FINANCIAL RESULTS

Solid Revenue Growth and Gross Margin Expansion Drive Bottom Line Improvement

SEATTLE, WA — July 31, 2008 — Isilon® Systems (NASDAQ: ISLN), the leader in clustered storage, today announced its financial results for the second quarter ended June 30, 2008.  Revenue for the second quarter was $28.2 million, a sequential increase of 17 percent compared with $24.1 million in the first quarter of 2008.  Revenue increased 23 percent compared with $22.9 million in the second quarter of 2007.

“In the second quarter, Isilon delivered solid results representing increased traction in our business and progress toward profitability,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems.  “We continue to deepen penetration into mission critical enterprise applications, demonstrating a broadening recognition of Isilon’s strong value proposition.”

Financial results for the second quarter of 2008 included the following:

•
Gross margin for the second quarter of 2008 was 56.9 percent, compared with 53.5 percent in the first quarter of 2008.  Gross margin in the second quarter last year was 50.6 percent.  On a non-GAAP basis, gross margin for the second quarter was 57.0 percent, compared with 53.7 percent in the first quarter of 2008.  Non-GAAP gross margin in the second quarter last year was 50.8 percent.

•
Loss from operations for the second quarter of 2008 was $6.4 million, compared with $10.8 million in the first quarter of 2008.  Loss from operations in the second quarter last year was $6.2 million.  On a non-GAAP basis, loss from operations for the second quarter of 2008 was $4.9 million, compared with $9.5 million in the first quarter of 2008.  Non-GAAP loss from operations in the second quarter last year was $5.1 million.

•
Net loss for the second quarter of 2008 was $5.8 million, or $0.09 per share, compared with net loss of $10.1 million, or $0.16 per share, in the first quarter of 2008.  Net loss in the second quarter last year was $5.0 million, or $0.08 per share.  Non-GAAP net loss for the second quarter was $4.3 million, or $0.07 per share, compared with non-GAAP net loss of $8.8 million, or $0.14 per share, in the first quarter of 2008.  Non-GAAP net loss in the second quarter last year was $4.0 million, or $0.07 per share.

•	As of June 30, 2008, cash, cash equivalents and marketable securities were $75.1 million.
Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s second quarter financial results.  The call will be accessible via webcast on the Investor Relations section of Isilon’s website at www.isilon.com/company/, where it will be archived.  In addition, the live conference call will be accessible by telephone at 866-825-1692 or 617-213-8059; the passcode is 89843996.

A replay of the conference call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), August 14, 2008, at 888-286-8010 or 617-801-6888; the passcode for the replay is 72074835.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the worldwide leader in clustered storage systems and software for digital content and unstructured data, enabling enterprises to transform data into information – and information into breakthroughs.  Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems.  Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it.  Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share exclude charges related to stock-based compensation.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future financial and operating results, the benefits of our products, technologies and services, and our ability to achieve our goals, plans and objectives, including our efforts to further grow into enterprise accounts and broaden the recognition of our value proposition.  These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of unstructured, digital content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and, macroeconomic factors affecting the United States.  These and other important risk factors and assumptions are described in detail in our 2007 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.
###

Contacts:

Press:
Jay Wampold, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7620, jay.wampold@isilon.com

Investors:
Rosemary Moothart, Director of Investor Relations, Isilon Systems,
+1-206-315-7509, rosemary.moothart@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2008	July 1, 2007 Restated*	June 30, 2008	July 1, 2007 Restated*
Revenue:
Product	$22,657	$19,604	$42,409	$34,570
Services	5,525	3,307	9,897	6,187
Total revenue	28,182	22,911	52,306	40,757

Cost of revenue:
Product	9,155	9,546	17,564	17,306
Services (1)	2,993	1,762	5,813	3,270
Total cost of revenue	12,148	11,308	23,377	20,576

Gross profit	16,034	11,603	28,929	20,181

Operating expenses:
Research and development (1)	5,980	4,730	11,470	9,404
Sales and marketing (1)	12,405	9,820	24,205	18,829
General and administrative (1)	4,064	3,206	10,460	6,082
Total operating expenses	22,449	17,756	46,135	34,315

Loss from operations	(6,415)	(6,153)	(17,206)	(14,134)

Interest income and other	660	1,167	1,462	2,331

Loss before income tax expense	(5,755)	(4,986)	(15,744)	(11,803)

Income tax expense	(64)	(36)	(173)	(75)

Net loss	$(5,819)	$(5,022)	$(15,917)	$(11,878)

Net loss per common share, basic and diluted	$(0.09)	$(0.08)	$(0.25)	$(0.19)

Shares used in computing basic and diluted net loss per common share	63,147	61,148	62,947	60,940

(1) Includes stock-based compensation as follows:
Cost of revenue	$18	$25	$78	$44
Research and development	231	222	412	321
Sales and marketing	554	398	1,185	550
General and administrative	693	371	1,118	559

    *For further reference, please see the Company's 2007 Annual Report on Form 10-K filed April, 2, 2008, with the Securities and Exchange Commission.

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)
	As of
	June 30, 2008	December 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$43,970	$38,999
Marketable securities	31,097	46,862
Trade receivables, net of allowances of $243 and $324, respectively	18,864	20,152
Inventories	11,595	9,430
Other current assets	6,862	5,524
Total current assets	112,388	120,967

Property and equipment, net	10,558	10,571
Total assets	$122,946	$131,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,400	$10,962
Accrued liabilities	4,392	5,182
Accrued compensation and related benefits	5,814	5,180
Deferred revenue	15,846	12,392
Total current liabilities	36,452	33,716

Deferred revenue, net of current portion	7,444	5,819
Deferred rent, net of current portion	3,302	3,414
Total liabilities	47,198	42,949

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	194,447	191,254
Accumulated other comprehensive loss	(193)	(76)
Accumulated deficit	(118,507)	(102,590)
Total stockholders' equity	75,748	88,589
Total liabilities and stockholders' equity	$122,946	$131,538

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)
	Six Months Ended
	June 30, 2008	July 1, 2007 Restated*
Cash flows from operating activities
Net loss	$(15,917)	$(11,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,091	2,447
Amortization of discount on marketable securities	(122)	(30)
Stock-based compensation expense	2,793	1,474
Changes in operating assets and liabilities:
Accounts receivable, net	1,288	503
Inventories, net	(2,164)	(1,653)
Other current assets	(1,273)	(2,681)
Accounts payable	(718)	7,553
Accrued liabilities, compensation payable and deferred rent	(246)	243
Deferred revenue	5,080	2,795

Net cash used in operating activities	(8,188)	(1,227)

Cash flows from investing activities
Purchases of property and equipment	(2,989)	(3,183)
Purchases of marketable securities	(24,068)	(20,832)
Proceeds from maturities of marketable securities	39,870	—

Net cash provided by (used in) investing activities	12,813	(24,015)

Cash flows from financing activities
Proceeds from issuance of common stock	362	203
Repurchases of unvested common stock	(13)	(78)
Payments of offering costs	—	(1,135)

Net cash provided by (used in) financing activities	349	(1,010)

Effect of exchange rate changes on cash and cash equivalents	(3)	1
Net increase (decrease) in cash and cash equivalents	4,971	(26,251)

Cash and cash equivalents at beginning of period	38,999	99,899
Cash and cash equivalents at end of period	$43,970	$73,648

  *For further reference, please see the Company's 2007 Annual Report on Form 10-K filed April, 2, 2008, with the Securities and Exchange Commission.

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

		Operating Expenses
	Gross margin %	Research and development	Sales and marketing	General and administrative	Total	Loss from operations	Net loss	Net loss per common share, basic and diluted
Three Months Ended
June 30, 2008
GAAP	56.9%	$5,980	$12,405	$4,064	$22,449	$(6,415)	$(5,819)	$(0.09)
Adjustments:
Stock-based compensation	0.1	(231)	(554)	(693)	(1,478)	1,496	1,496	0.02
Non-GAAP	57.0%	$5,749	$11,851	$3,371	$20,971	$(4,919)	$(4,323)	$(0.07)

March 31, 2008
GAAP	53.5%	$5,490	$11,800	$6,396	$23,686	$(10,791)	$(10,098)	$(0.16)
Adjustments:
Stock-based compensation	0.2	(181)	(631)	(425)	(1,237)	1,297	1,297	0.02
Non-GAAP	53.7%	$5,309	$11,169	$5,971	$22,449	$(9,494)	$(8,801)	$(0.14)

July 1, 2007 Restated*
GAAP	50.6%	$4,730	$9,820	$3,206	$17,756	$(6,153)	$(5,022)	$(0.08)
Adjustments:
Stock-based compensation	0.2	(222)	(398)	(371)	(991)	1,016	1,016	0.01
Non-GAAP	50.8%	$4,508	$9,422	$2,835	$16,765	$(5,137)	$(4,006)	$(0.07)

Six Months Ended
June 30, 2008
GAAP	55.3%	$11,470	$24,205	$10,460	$46,135	$(17,206)	$(15,917)	$(0.25)
Adjustments:
Stock-based compensation	0.2	(412)	(1,185)	(1,118)	(2,715)	2,793	2,793	0.04
Non-GAAP	55.5%	$11,058	$23,020	$9,342	$43,420	$(14,413)	$(13,124)	$(0.21)

July 1, 2007 Restated*
GAAP	49.5%	$9,404	$18,829	$6,082	$34,315	$(14,134)	$(11,878)	$(0.19)
Adjustments:
Stock-based compensation	0.1	(321)	(550)	(559)	(1,430)	1,474	1,474	0.02
Non-GAAP	49.6%	$9,083	$18,279	$5,523	$32,885	$(12,660)	$(10,404)	$(0.17)

  *For further reference, please see the Company's 2007 Annual Report on Form 10-K filed April, 2, 2008, with the Securities and Exchange Commission.